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                                                                   EXHIBIT 10.11

                                  Opnext, Inc.

                           Restricted Stock Agreement

      THIS AGREEMENT (the "Agreement"), is made effective as of the __ day of __, 20__ (hereinafter called the "Date of Grant"), between Opnext, Inc., a Delaware corporation (hereinafter called the "Company"), and _____________ (hereinafter called the "Participant"):

                                R E C I T A L S:

      WHEREAS, the Company has adopted the Opnext, Inc. 2001 Long-Term Stock Incentive Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

      WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the shares of restricted stock provided for herein (the "Restricted Stock") to the Participant pursuant to the Plan and the terms set forth herein.

      NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

      1. Grant of the Restricted Stock. The Company hereby grants to the Participant, on the terms and conditions hereinafter set forth, ________ shares of Restricted Stock, subject to adjustment as set forth in the Plan. The Restricted Stock award shall expire and be canceled without consideration if not vested (as provided in Section 2(a)) on or before the tenth anniversary of the Date of Grant.

      2. Vesting.

            (a) Subject to Section 1 and to the Participant's continued employment with the Company, the Restricted Stock shall vest one-half on the first anniversary of the Company's Initial Public Offering (as defined below) and one-half shall vest on the second anniversary of the Company's Initial Public Offering. If the Participant's employment with the Company is terminated for any reason prior to the time it becomes vested, the Restricted Stock shall be canceled by the Company without consideration.

            (b) For purposes of this Agreement, "Initial Public Offering" shall mean the closing of the first sale of Shares in an underwritten public offering registered under the Securities Act of 1933, and the rules and regulations promulgated thereunder, as amended. (1)

      3. Rights as a Stockholder. The Participant shall be the record owner of the Restricted Stock unless or until such Restricted Stock is canceled or forfeited pursuant to Section 1, Section 2(a) or Section 4(b) hereof. Dividends paid on Shares of Restricted Stock shall be

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(1)

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withheld by the Company, subject to the vesting of the Restricted Stock in accordance with Section 2.

      4. Receipt of Shares.

            (a) Certificates issued in respect of the Restricted Stock shall be registered in the Participant's name and deposited by such Participant, together with a stock power endorsed in blank, with the Company; provided that no Restricted Stock shall be issued if the Participant does not provide the Company with a stock power endorsed in blank. As soon as reasonably practicable after the vesting of the Restricted Stock in accordance with Section 2, the Company shall deliver such certificates to the Participant or his or her legal representative, as applicable. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing or delivering the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

            (b) Shares payable upon the vesting of Restricted Stock may not be delivered pursuant to Section 4(a) if the Company in its sole discretion determines that the Participant has, at any time during the term of employment or following termination of employment, violated the terms of any agreement with the Company or a Subsidiary regarding competition with the business of the Company or any Subsidiary, interference with contractual or business relationships of the Company or any Subsidiary, solicitation of employees, officers, partners, agents, or consultants of the Company or a Subsidiary or other similar covenant. In the event that a Participant violates the terms of any such agreement, the Company may cause such Participant to forfeit all of his or her Restricted Stock and disgorge any gain realized upon the sale or other transfer of any Shares delivered upon the vesting of Restricted Stock within the six-month period preceding the violation.

      5. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

      6. Legend on Certificates. The certificates representing the Shares received upon vesting of the Restricted Stock shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      7. Transferability. The Restricted Stock may not be transferred or assigned by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported transfer or assignment shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a transfer or

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assignment. No such permitted transfer of the Restricted Stock to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

      8. Withholding.

            (a) The Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any payment due or transfer made under this Agreement or under the Plan or from any compensation or other amount owing to a Participant (in cash, Shares, other securities, other Awards or other property), the amount of any applicable withholding taxes in respect of the Restricted Stock, and to take such action as may be necessary in the option of the Company to satisfy all obligations for the payment of such taxes.

            (b) Without limiting the generality of clause (a) above, the Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least 6 months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable upon the vesting of the Restricted Stock a number of Shares with a Fair Market Value equal to such withholding liability.

      9. Securities Laws. Upon the acquisition of any Shares pursuant to this Agreement, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

      10. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

      11. Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

      12. Restricted Stock Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Stock is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

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      13. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      14. IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                    OPNEXT, INC.


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                                    By:
                                    Title:


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                                                    PARTICIPANT